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                                                                     Exhibit 5.1

                            CHOATE, HALL & STEWART
                     A PARTNERSHIP INCLUDING PROFESSIONAL
                                 CORPORATIONS
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617)248-5000
                           FACSIMILE (617) 248-4000
                                TELEX 49615860



                                        March 31, 2000


Natural MicroSystems Corporation
100 Crossing Boulevard
Framingham, MA 01702-5406

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about March 31, 2000 by Natural MicroSystems Corporation Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 490,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

     We are familiar with the Company's Certificate of Incorporation, as amended, its By-Laws, as amended and restated, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the selling stockholders pursuant to the Registration Statement have been legally issued and are fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Legal Matters" in the Registration Statement.

                             Very truly yours,



                             /s/ CHOATE, HALL & STEWART